SMITH BARNEY ALLOCATION SERIES INC.
ARTICLES OF AMENDMENT
SMITH BARNEY ALLOCATION SERIES INC., a Maryland
corporation, having its principal office in the City
of Baltimore, Maryland (the "Corporation"), certifies
to the State Department of Assessments and Taxation
that:
FIRST: The Charter of the Corporation is amended
by (i) reclassifying all of the shares of the
Corporation's Select Conservative Portfolio as shares
of the Corporation's Select Balanced Portfolio, (ii)
reclassifying all of the shares of the Corporation's
Select Income Portfolio as shares of the Corporation's
Select Balanced Portfolio, and (iii) increasing the
aggregate number of authorized shares of the Select
Balanced Portfolio by 1,000,000,000 shares.
SECOND: Upon effectiveness of these Articles of
Amendment:
	(a).  All of the assets and liabilities
belonging to the Corporation's Select
Conservative Portfolio and Select Income
Portfolio and attributable to their respective
shares shall be conveyed, transferred and
delivered to the Corporation's Select Balanced
Portfolio, and shall thereupon become and be
assets and liabilities belonging to the Select
Balanced Portfolio and attributable to its
shares.
	(b).  Each of the issued and outstanding
shares of the Corporation's Select Conservative
Portfolio and Select Income Portfolio will
automatically, and without the need of any
further act or deed, be reclassified and changed
to that number of full and fractional issued and
outstanding share(s) of the Corporation's Select
Balanced Portfolio having an aggregate net asset
value equal to the net asset value of a Select
Conservative Portfolio or a Select Income
Portfolio share, respectively, being
reclassified and changed, such net asset values
to be determined as of the close of regular
trading on the New York Stock Exchange on the
effective date of these Articles of Amendment.
	(c).  Each unissued share (or fraction
thereof) of the Corporation's Select
Conservative Portfolio and Select Income
Portfolio, respectively, will automatically, and
without the need for any further act or deed, be
reclassified and changed to such number of
unissued shares (or fractions thereof) of the
Corporation's Select Balanced Portfolio as shall
result, as of the effective time of these
Articles of Amendment and as a result hereof, in
the total number of unissued shares of the
Corporation's Select Balanced Portfolio being
increased by 1,000,000,000 shares less the
number of issued and outstanding shares of the
Corporation's Select Balanced Portfolio
resulting from paragraph (b) of this Article
SECOND.
	(d).  Open accounts on the share records
of the Corporation's Select Balanced Portfolio
owned by each former holder of its respective
shares of the Select Conservative Portfolio and
Select Income Portfolio shall be established
representing the appropriate number of the
Select Balanced Portfolio shares deemed to be
owned by each such stockholder as a result of
the reclassification.
THIRD: This amendment does not increase the
authorized capital stock of the Corporation or the
aggregate par value thereof.  This amendment
reclassifies and changes the 500,000,000 authorized
shares of each of the Select Conservative Portfolio
and Select Income Portfolio to 1,000,000,000
additional authorized shares of the Select Balanced
Portfolio but does not amend the description of any
class of stock as set forth in the Charter.  As a
result of this amendment, the Corporation is
authorized to issue up to 1,500,000,000 shares of the
Select Balanced Portfolio.  The shares of the Select
Balanced Portfolio shall have all of the preferences,
conversion or other rights, voting powers,
restrictions, limitations as to dividends,
qualifications or terms or conditions of redemption of
such Portfolio as set forth in the Charter of the
Corporation.
FOURTH: Outstanding stock certificates
representing issued and outstanding shares of each of
the Select Conservative Portfolio and Select Income
Portfolio of the Corporation immediately prior to
these Articles of Amendment becoming effective shall,
upon these Articles becoming effective, be deemed to
represent the appropriate number of issued and
outstanding shares of the Corporation's Select
Balanced Portfolio, calculated as set forth in Article
SECOND of these Articles.
FIFTH: This amendment has been duly authorized
and advised by the Board of Directors of the
Corporation and approved by the stockholders of the
Corporation entitled to vote thereon.
SIXTH: These Articles of Amendment shall be
effective as of 5:00 P.M., Eastern Time, on April 27,
2001.
IN WITNESS WHEREOF, SMITH BARNEY ALLOCATION SERIES
INC. has caused these Articles of Amendment to be
signed in its name and on its behalf by its Chairman,
and witnessed by its Assistant Secretary, as of the
24th day of April, 2001.
WITNESS:	SMITH BARNEY
ALLOCATION SERIES INC.
By:  _____________________________	By:
_____________________________
Name:  Barbara J. Allen	Name:  Heath
B. McLendon
Assistant Secretary	Office:
Chairman
THE UNDERSIGNED, Heath B. McLendon, Chairman of Smith
Barney Allocation Series Inc., who executed on behalf
of the Corporation the foregoing Articles of Amendment
of which this certificate is made a part, hereby
acknowledges in the name and on behalf of said
Corporation the foregoing Articles of Amendment to be
the corporate act of said Corporation and hereby
certifies that to the best of his knowledge,
information and belief, the matters and facts set
forth therein with respect to the authorization and
approval thereof are true in all material respects
under the penalties of perjury.

__________________
_________
Name:  Heath B.
McLendon
Office:  Chairman

888450.1

	- 3 -